Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-138991) on Form S-8 of Portec Rail Products, Inc. and Subsidiaries, of our reports dated March 13, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in this Annual Report on Form 10-K of Portec Rail Products, Inc. for the year ended December 31, 2008.

ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
March 13, 2009